EXHIBIT 10.53
CRITICAL THERAPEUTICS, INC.
2007 CASH BONUSES FOR EXECUTIVE OFFICERS
     Under the employment agreements that Critical Therapeutics, Inc. (the “Company”) has entered into with its executive officers, each executive officer is eligible for an annual cash bonus payment in an amount determined by the Compensation Committee of the Board of Directors. On November 5, 2007, based on the recommendation of the Compensation Committee, the independent directors of the Board of Directors approved bonus payments for each executive officer as follows in respect to the Company’s 2007 fiscal year:

		Annual Cash Bonus
Name	Position	Amount
Frank E. Thomas	President and Chief Executive Officer	$138,000

Trevor Phillips, Ph.D.	Chief Operating Officer and Senior Vice President of Operations	$157,500

Thomas P. Kelly	Chief Financial Officer and Senior Vice President of Finance and Corporate Development	$30,000

Scott B. Townsend, Esq.	General Counsel, Senior Vice President of Legal Affairs and Secretary	$73,500

Jeffrey E. Young	Chief Accounting Officer, Vice President of Finance and Treasurer	$43,875